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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Phoenix Technologies Ltd. for the registration of 12,000,000 shares of its common stock and to the incorporation by reference therein of our report dated October 21, 1997, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
May 26, 1998